UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):  March 29, 2010

REEF GLOBAL ENERGY VI, L.P.
(Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

333-122935-01	20-3170768
(Commission File Number)	(IRS Employer Identification Number)

1901 N. Central Expressway, Suite 300, Richardson, Texas 75080
(Address of principal executive offices)

(972) 437-6792
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

New Chief Accounting Officer

Reef Exploration, L.P. ("RELP"), an affiliate of Reef Oil & Gas Partners, L.P. ("Reef"), our managing general partner, named David C. Sibley, 58, Chief Financial Officer of RELP effective March 29, 2010.  As Chief Financial Officer of RELP, Mr. Sibley is responsible for setting policies and procedures for all accounting, tax and financial matters, and directing financial strategies. These matters include structuring the financial aspects of acquisitions and the formation of partnerships and limited liability companies to raise capital from investors and acquire and develop oil and natural gas properties. In this role, Mr. Sibley also directs the activities of RELP’s Treasurer and controllers in regard to all accounting operations, including final review of financial reports, budgets, tax returns, tax planning and audit functions.  In this position, Mr. Sibley will serve as our principal financial officer and our principal accounting officer.  In addition to his position as Chief Financial Officer of RELP, Mr. Sibley is the General Counsel of RELP, a position he has held since January 2009.

Mr. Sibley previously served as Chief Financial Officer of Reef from December 1999 until his appointment to General Counsel of RELP in January 2009.  He also served as Chief Financial Officer for RELP from January 2006 until his appointment to General Counsel of RELP in January 2009, and had served in this same position with RELP’s predecessor entity, OREI, Inc., since 1998. Mr. Sibley was employed as a Certified Public Accountant with Grant Thornton from 1977 to 1980.  From 1980 to 1994, he was involved in the private practice of law.  He received a B.B.A. in accounting from the University of North Texas in 1973, a law degree (J.D.) from the University of Texas in 1977, and a Master of Laws-Taxation degree (L.L.M.) from Southern Methodist University in 1984.  Mr. Sibley became a certified public accountant in 1977, but no longer maintains this license.

RELP also named L. Mark Price, 47, Controller of RELP effective March 29, 2010. As Controller of RELP, Mr. Price is responsible for analyzing, interpreting and controlling RELP’s daily accounting activities and financial records and advising the Chief Financial Officer.  In addition to his position as Controller of RELP, Mr. Price serves as Chief Financial Officer of Pure Reef L.P. ("Pure Reef"), an affiliate of Reef.  In his capacity as Chief Financial Officer of Pure Reef, he is responsible for all financial planning matters of Pure Reef and acts as an advisor to Michael J. Mauceli, Chief Executive Officer of Reef, and affiliates controlled by Mr. Mauceli.

Mr. Price joined RELP in January 2009 as Chief Financial Officer of RELP.  He served in that capacity until October 2009 when he became Chief Financial Officer of Pure Reef.  He has over twenty-two years of experience working in the oil and gas and manufacturing industries.  He previously served as the Chief Financial Officer for The Terramar Group, Inc., an international oil and gas and manufacturing company, beginning in 2007.  Form 2004 to 2007, he served as the Chief Accounting Officer for Lancer Corporation, an international manufacturing company.  Additionally, Mr. Price served as the Chief Financial Officer of Nunn Manufacturing, and for PCLC Asset Management after its acquisition of Nunn Manufacturing in 1998, from 1996 until 2004.  Mr. Price received his BBA in accounting and finance from Texas Tech University in 1984 and is a licensed certified public accountant in the state of Texas.  In October 2003, Mr. Price filed a personal bankruptcy petition under Chapter 7 in U.S. Bankruptcy Court, Northern District of Texas.  On September 30, 2004, the court granted a discharge under §727 of the U.S. Bankruptcy Code.

Additionally, RELP named David Tierney, 57, Chief Financial Reporting Officer of RELP effective March 29, 2010.  Mr. Tierney will continue to serve as Treasurer of RELP, but will no longer serve as Chief Accounting Officer – Public Partnerships of RELP.  As Chief Financial Reporting Officer of RELP, Mr. Tierney is responsible for overseeing the preparation and content of all financial statements and reports, including the audited annual financial statements and unaudited quarterly statements, issued by Reef and the partnerships for which Reef serves as the managing general partner.  As Treasurer, Mr. Tierney is responsible for all cash and short-term investment management as well as insurance risk management matters for RELP, Reef and the partnerships for which Reef serves as the managing general partner.

Mr. Tierney has been employed by RELP since January 2006 and was previously with its predecessor entity, OREI, Inc., since March 2001.  Mr. Tierney became Treasurer of RELP in May 2009, and prior to that, Mr. Tierney served as Chief Accounting Officer – Public Partnerships of RELP starting in July 2008. From 2001 to 2008, Mr. Tierney was the Controller of the Reef Global Energy Ventures and Reef Global Energy Ventures II partnerships.  Mr. Tierney received a Bachelor's degree from Davidson College in 1974, a Masters of Business Administration from Tulane University in 1976, and is a Texas certified public accountant.  Mr. Tierney has worked in public accounting, and has worked in the oil and gas industry since 1979.  From 1992 through 2000 he served as controller/treasurer of an independent oil and gas exploration company.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 1, 2010

REEF GLOBAL ENERGY IV, L.P.

By: Reef Oil & Gas Partners, L.P. Managing General Partner

By:	Reef Oil & Gas Partners, GP, LLC

By:	/s/ Michael J. Mauceli
Michael J. Mauceli
Manager (principal executive officer)